Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Intercardia, Inc. on Form S-8 (File Nos. 333-12923 and 333-53017) of our report dated October 30, 1998, on our audits of the consolidated financial statements of Intercardia, Inc. as of September 30, 1998 and September 30, 1997 and for each of the three years in the period ended September 30, 1998, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Raleigh, North Carolina
December 15, 1998